UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                  Date of Event Requiring Report: June 20, 2003
                                                 ---------------


                           SATELLITE ENTERPRISES CORP.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Nevada                       000-26607              88-0390828
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                     7601 North Federal Highway, Suite 140B
                            Boca Raton, Florida 33487
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code:  (954) 343-7061
                                                          ------------------

                             20 Varcrest Place, N.W.
                        Calgary, Alberta, Canada T3A 0B9
           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On June 20, 2003, a change in control of the Registrant occurred in conjunction with the closing under a General Release and Settlement Agreement dated June 20, 2003, between the Registrant and holders of its Series A Convertible Debentures as listed in said Agreement (hereinafter "Investors").

     The closing under the General Release and Settlement Agreement consisted of conversion of the Debentures for which the Registrant has been in default under its terms and conditions, into an aggregate of 18,400,000 shares of restricted common stock of the Registrant issued to the Investors which represented a reduction of the conversion price from $0.07 to a new conversion price of $0.0154. The parties agreed that this was a reasonable adjustment, due to the fact that the common stock of the Registrant has had volume of less than 10,000 shares traded in the 60 days prior to the date of the Agreement. The Registrant further agreed that it shall not effect any reverse split of its common stock at any time prior to June 31, 2004. In addition, the Registrant agreed to issue to Future Ventures, Ltd. and Alternative Energy Capital, Inc., a warrant to purchase an aggregate of 450,000 shares of common stock of the Registrant at an exercise price of $1.00 per share.

     As a result of this Settlement, a change in control of the Registrant has occurred. Prior to the Agreement, the Registrant had 264,000 shares of common stock issued and outstanding. Following the Settlement, The Registrant has 18,664,000 shares of common stock outstanding. The 18,400,000 shares of common stock have been issued to twenty different shareholders.

     Eighteen of new shareholders acquired their rights when they purchased in accordance with the Debenture Purchase Agreement $262,790 of the $284,432 original principal amount of the Series A Debentures of the Registrant from Alternative Energy Capital, Inc. and Future Ventures Ltd., the holders of the Series A Debentures. In accordance with said Debenture Purchase Agreement, $273,111.76 was delivered to the original holders through their attorneys, Corporate Legal Services, LLP, a California limited liability partnership registered with the California State Bar on or prior to the closing date. The balance $76,888.24 is due on or before September 2, 2003 in accordance with a new Convertible Debentures executed by the Registrant and some of the Investors for the benefit of Future Ventures Ltd.

     As a result of the change of control, the Board of Directors of the Registrant had approved to change the corporate office from Calgary, Canada to new office facility that is anticipated to be ready for business on July 1, 2003 at 7601 North Federal Highway, Suite 140B, Boca Raton, Florida 33487. The Registrant will occupy a temporary office facility in Sunrise, Florida until its new office facility is ready for operations.

     The new Board of Directors of the Registrant consists of Steve Mannen, as the Registrant's chairman and interim CEO who owns 774,179 newly issued common shares, and Niels Reijers who owns 165,440 newly issued common shares. Both Steve Mannen and Niels Reijers were added to the Board as a result of the Settlement. Robert Hodge resigned as the Chief Executive Officer and as a member of the Board as a result of the Settlement.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Not applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

     Not applicable.


ITEM 5. OTHER EVENTS.

     Not applicable.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     On June 20, 2003, a change in control of the Registrant occurred in conjunction with the closing under a General Release and Settlement Agreement dated June 20, 2003, between the Registrant and holders of its Series A Convertible Debentures as listed in said Agreement. As a result of the settlement, Robert Hodge resigned as the Chief Executive Officer and as a member of the Board.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          Exhibits:

               Exhibit  No.   Document  Description
               -----------    ---------------------

                2 General Release and Settlement Agreement to convert the Debentures into an aggregate of 18,400,000 shares of the Registrant dated June 20, 2003.

                4             Debenture for $76,888.24 dated June 20, 2003.

               10.1           Debenture Purchase Agreement dated June 20, 2003.

               10.2           Security Agreement dated June 20, 2003.

               10.3           Escrow Agreement dated June 20, 2003.


ITEM 8. CHANGE IN FISCAL YEAR.

     Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 23, 2003                              Satellite Enterprises Corp.
       -------------------                         ----------------------------
                                                   (Registrant)

                                                    /s/  Steve Mannen
                                                   ----------------------------
                                                   Steve Mannen, Interim CEO